EXHIBIT 10.4
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(Carlyle-XIV)


           THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE



     THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") made as of the 2nd day of November, 1999, by and between Progress Partners, a New York general partnership ("Seller") and Paramount Group, Inc., a Delaware corporation ("Paramount") and 900 Third Avenue, L.P., a New York limited partnership ("Assignee").

     Reference is made to that certain Agreement of Purchase and Sale made as of the 27th day of July, 1999, by and between Seller, as seller, and Paramount, as buyer, as amended by Seller and Paramount pursuant to (i) that certain Amendment to Agreement of Purchase and Sale made as of the 17th day of September, 1999, (ii) the letter agreement dated September 13, 1999, (iii) that certain Second Amendment of Purchase and Sale made as of the 20th day of October, 1999 by Seller, Paramount and Assignee and (iv) the letter agreement dated October 26, 1999 (collectively, as so amended, the "Agreement"). Paramount and Assignee have entered into that certain Assignment and Assumption of Purchase and Sale Agreement dated as of October 15, 1999 ("Assignment"), pursuant to which Paramount has assigned and Assignee has assumed the rights and obligations of Paramount in accordance with the terms of said instrument. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

     For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereby agree to amend the Agreement as follows:

     1. The Purchase Price shall be $163,246,668.89, subject to prorations and adjustments as provided in the Agreement.

     2. The Post-Closing Deposit shall be $2,000,000.00. The Maximum Amount shall be $2,000,000.00.

     3. Paramount and Assignee (i) acknowledge that the reduction in Purchase Price reflected in this Amendment is allocable (a) to the extent of $1,553,331.11, to the reduction of the Purchase Price in complete satisfaction of Seller's obligations pursuant to Section 5.3 (a) of the Agreement in respect of tenant allowances or uncompleted tenant improvement work (but not leasing commissions), as listed on Schedule 1 hereto and (b) to the extent of $1,000,000.00, to Assignee's claims regarding Schulte Roth & Zabel, LLP ("SRZ") including without limitation claims based on any holdover by SRZ upon expiration of its lease, and (ii) hereby waive any claims, whenever arising, now or hereafter, known or unknown, from or relating to any of Seller's representations, warranties, indemnifications, covenants, obligations, undertakings or other agreements relating to SRZ, including without limitation a waiver of any claims relating to a holdover by SRZ, but excluding from such waiver any claims, if any, to the extent recoverable under Section 30 or 32 of the Agreement relating to overcharges of rent escalations or other lease charges under the SRZ lease during the period of Seller's ownership of the Project.

     4. Paramount and Assignee hereby acknowledge and agree that the estoppel certificates in the form and number delivered by Seller prior hereto shall be deemed to satisfy the requirements of Section 1.9 and
Section 4.2 (1) of the Agreement.

     5. If the closing occurs after 12:00 P.M. on November 2, 1999 the Buyer will pay the Seller an additional adjustment of $22,543.15 and if it occurs after 2:30 P.M. on November 2, 1999 such amount will increase to $35,000. The prorations of the income and expense shall remain as of October 31, 1999 at 12:59 P.M.

     Nothing herein contained shall be deemed an admission or acknowledgment by Seller of the existence or validity of any claim. Neither SRZ nor any other person or entity not party hereto may relay upon or shall be deemed a third-party beneficiary of this Amendment.

     Except as expressly modified hereby, the Agreement remains in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a single instrument. Transmission of an executed copy of this Agreement by facsimile machine shall have the same legal effect as delivery of the executed original copy.

     Nothing herein shall be construed as an admission by Seller that the Assignment is permitted by the Agreement or a waiver of any rights or remedies if it is not.





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


     IN WITNESS WHEREOF, Seller and Buyer have duly executed this Amendment as of the day and year first above written.


SELLER:                           ASSIGNEE:

PROGRESS PARTNERS, a New York     900 THIRD AVENUE, L.P., a
general partnership               New York limited
                                  partnership

By:  900 3RD AVENUE ASSOCIATES,   By:  900 Third GP, LLC,
     a General Partner                 general partner

                                       By:___________________
                                       Name:_________________
By:  Carlyle Real Estate Limited       Title: President
     Partnership - XIV,
     a General Partner

     By:   JMB Realty Corporation,
           the Corporate General
           Partner


           By:   /s/ Andrea Pauls Backman
                 ------------------------------
                 Name:  Andrea Pauls Backman
                 Title: Senior Vice President


By:  Carlyle Real Estate Limited
     Partnership - XV, a General
     Partner

     By:   JMB Realty Corporation
           the Corporate General
           Partner


           By:   /s/ Andrea Pauls Backman
                 ------------------------------
                 Name:  Andrea Pauls Backman
                 Title: Senior Vice President


BUYER:

PARAMOUNT GROUP, INC.
a Delaware Corporation

By:  ___________________________
     Name: _____________________
     Title: President